TerraForm Global, Inc. Reports Third Quarter 2015 Financial Results

•	Generated Cash Available for Distribution (“CAFD”)[1] of $24 million in Q3

•	Declares Q3 dividend of $0.17 per share ($0.275 prorated for partial quarter; $1.10 annualized)

•	Operating fleet of 677 MW at end of Q3, with an additional 102 MW added in October

Bethesda, MD, November 10, 2015 (GLOBENEWSWIRE) - TerraForm Global, Inc. (Nasdaq: GLBL), a global owner and operator of clean energy power plants, today reported third quarter 2015 financial results, including CAFD of $24 million for the quarter.
“In the third quarter, TerraForm Global made significant progress on integrating high-quality renewable energy assets into our initial portfolio” said Carlos Domenech, Chief Executive Officer.  "Our current fleet stands at 779 MW, and we have sufficient capital to fund our pending transactions, thereby bringing our portfolio to 1.3 GW. Upon completing these additions, we will have a geographically diverse fleet of high-quality wind, solar and hydro assets spread across 10 emerging markets. The fleet will be fully contracted with credit-worthy power off-takers, including state utilities and government agencies, with an average remaining contract life of 19 years. We remain focused on integrating these projects to enable us to generate the CAFD required to deliver on our dividend commitment of $1.10 per share.”
Q3 Financial Results
TerraForm Global reported revenue of $29 million, Adjusted EBITDA of $24 million, and CAFD of $24 million in the third quarter. Financial results reflect recognition of partial economic ownership during the period for the acquisitions of the 294 MW of Renova wind farms and the 33 MW of South Africa solar plants, which were completed during Q3.
Q3 Dividend Declared
TerraForm Global today announced that its Board of Directors declared its first dividend on the Company's Class A common stock of $0.1704 per share. This amount represents a quarterly dividend of $0.275 per share, or $1.10 per share on an annualized basis, prorated to adjust for a partial quarter as the Company closed its initial public offering of shares on August 5, 2015. The dividend is payable on December 15, 2015 to shareholders of record as of December 1, 2015.
Liquidity
As of September 30, 2015, TerraForm Global had $1.1 billion in unrestricted cash on hand, and an undrawn revolving credit facility of $485 million. We intend to use the cash on hand for pending project transactions, de-levering of the fleet, and general corporate purposes.
Conference Call Details
TerraForm Global’s management will host a conference call for investors. Details are as follows:
Date:                 Tuesday, November 10, 2015
Time:                 7:30 am ET
Dial-in Information:        Toll-Free Dial-In:     +1 (855) 835-3565
International Dial-In:     +1 (440) 996-5665
Conference ID:        71587645

Webcast link:            http://edge.media-server.com/m/p/mwc5qg4u/lan/en

The presentation materials for the call and an archived recording of the call will be available following the call on the events page of the investor section of TerraForm Global's website at www.terraformglobal.com.
About TerraForm Global
TerraForm Global is a renewable energy leader that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.
Safe Harbor Disclosure
This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “estimate,” “predict,” “project,” “goal,” “guidance,” “outlook,” “objective,” “forecast,” “target,” “potential,” “continue,” “would,” “will,” “should,” “could,” or “may” or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, financing arrangements and other financial performance items (including future dividends per share), descriptions of management’s plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Global’s current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, our ability to integrate the projects we acquire from third parties or otherwise realize the anticipated benefits from such acquisitions; actions of third parties, including but not limited to the failure of SunEdison or other counterparties to fulfill their obligations; price fluctuations, termination provisions and buyout provisions in offtake agreements; delays or unexpected costs during the completion of projects under construction; our ability to successfully identify, evaluate and consummate acquisitions from SunEdison or third parties or changes in expected terms and timing of any acquisitions; regulatory requirements and incentives for production of renewable power; operating and financial restrictions under agreements governing indebtedness; the condition of capital markets and our ability to borrow additional funds and access capital markets; our ability to compete against traditional and renewable energy companies; hazards customary to the power production industry and power generation operations, such as unusual weather conditions and outages; and economic, social and political risks and uncertainties inherent in international operations, including our operations in emerging markets, the impact of foreign exchange rate fluctuations, the imposition of currency controls and restrictions on repatriation of earnings and cash, protectionist and other adverse public policies, including local content requirements, import/export tariffs, increased regulations or capital investment requirements; international business practices that may conflict with other customs or legal requirements to which we are subject, inability to obtain, maintain or enforce intellectual property rights, and being subject to the jurisdiction of courts other than those of the United States, including uncertainty of judicial processes and difficulty enforcing contractual agreements or judgments in foreign legal systems or incurring additional costs to do so. Furthermore, any dividends are subject to available capital, market conditions, and compliance with associated laws and regulations. Many of these factors are beyond TerraForm Global’s control.

TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law. The foregoing list of factors that might cause results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties which are described in TerraForm Global’s Registration Statement Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on July 31, 2015, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

Adjusted EBITDA

Adjusted EBITDA is a supplemental non-GAAP financial measure which eliminates the impact on net income of certain unusual or non-recurring items and other factors that we do not consider indicative of future operating performance. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income. The presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items.

Cash Available for Distribution (CAFD)

CAFD is a supplemental non-GAAP measure of TerraForm Global's ability to earn and distribute cash to investors. This measurement is not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance, including net income, net cash provided by (used in) operating activities or any other liquidity measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs.
Contacts:
Media:
Anne Granfield
Finsbury for TerraForm Global
anne.granfield@finsbury.com
+1 (646) 805-2033

Investors/Analysts:
Brett Prior
bprior@terraform.com
+1 (650) 889-8628

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Operating revenues, net	$29,373	$7,446	$72,860	$25,550
Operating costs and expenses:
Cost of operations	2,995	175	6,104	1,802
Cost of operations - affiliate	2,417	770	4,750	2,266
General and administrative	401	—	7,818	459
General and administrative - affiliate	6,335	1,645	13,154	9,090
Acquisition, formation and related costs	14,829	—	28,512	—
Depreciation, accretion and amortization	6,756	1,710	12,827	4,958
Total operating costs and expenses	33,733	4,300	73,165	18,575
Operating income (loss)	(4,360)	3,146	(305)	6,975
Other expense (income):
Loss on extinguishment of debt	551	—	1,770	—
Interest expense, net	39,580	5,699	84,587	13,938
Gain on previously held equity investment	—	—	(1,426)	—
Loss (gain) on foreign currency exchange	35,051	(476)	28,077	(3,211)
Other (income) expense, net	3,386	(722)	3,069	(860)
Total other expenses, net	78,568	4,501	116,077	9,867
Loss before income tax benefit	(82,928)	(1,355)	(116,382)	(2,892)
Income tax expense (benefit)	(18)	184	432	448
Net loss	$(82,910)	$(1,539)	$(116,814)	$(3,340)

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30,	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$1,108,513	$150,146
Cash committed for construction projects	1,703	42,416
Restricted cash	161,372	22,083
Other current assets	104,455	20,021
Total current assets	1,376,043	234,666
Property and equipment, net	1,188,596	386,079
Other assets	342,125	52,711
Total assets	$2,906,764	$673,456
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$79,772	$31,542
Other current liabilities	127,537	60,870
Total current liabilities	207,309	92,412
Other liabilities:
Long-term debt	1,160,143	492,569
Other liabilities	95,059	39,711
Total liabilities	1,462,511	624,692
Stockholders' equity	1,444,253	48,764
Total liabilities and stockholders' equity	$2,906,764	$673,456

TERRAFORM GLOBAL, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net income (loss)	$(82,910)	$(1,539)	$(116,814)	$(3,340)

Net cash provided by (used in) operating activities	(29,523)	14,882	(13,165)	(9,480)
Net cash used in investing activities	(245,782)	(28,923)	(490,329)	(154,736)
Net cash provided by financing activities	715,815	18,140	1,461,615	169,118
Net increase in cash and cash equivalents	440,510	4,099	958,121	4,902
Effect of exchange rate changes on cash and cash equivalents	265	263	246	302
Cash and cash equivalents at beginning of period	667,738	3,990	150,146	3,148
Cash and cash equivalents at end of period	$1,108,513	$8,352	$1,108,513	$8,352

Appendix Table A-1: Reg. G: TerraForm Global, Inc. Reconciliation of Net Loss to Adjusted EBITDA

Adjusted EBITDA
We believe Adjusted EBITDA is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance and debt service capabilities. In addition, Adjusted EBITDA is used by our management for internal planning purposes, including for certain aspects of our consolidated operating budget.
We define Adjusted EBITDA as net income (loss) plus depreciation, amortization and accretion, interest expense, unrealized (gains) losses on interests rate swaps; income tax (benefit) expense, stock compensation expense after eliminating the impact of non-recurring factors and other factors that we do not consider indicative of future operating performance. Our definitions and calculations of these items may not necessarily be the same as those used by other companies. Adjusted EBITDA is not a measure of liquidity or profitability and should not be considered as an alternative to net income, operating income, net cash provided by operating activities or any other measure determined in accordance with U.S. GAAP.
The following table presents a reconciliation of net loss to Adjusted EBITDA:

	Three Months Ended September 30,		Nine Months Ended September 30,
(In thousands)	2015	2014	2015	2014
Net loss	$(82,910)	$(1,539)	$(116,814)	$(3,340)
Add:
Interest expense, net	39,580	5,699	84,587	13,938
Income tax expense (benefit)	(18)	184	432	448
Depreciation, accretion and amortization	6,756	1,710	12,827	4,958
General and administrative - affiliate (c)	6,335	1,645	13,154	9,090
Stock-based compensation	78	—	78	—
Acquisition, formation and related costs (b)	14,829	—	28,512	—
Loss (gain) on foreign currency exchange	35,051	(476)	28,077	(3,211)
Loss on extinguishment of debt	551	—	1,770	—
Gain on previously held equity investment	—	—	(1,426)	—
Other (income) expenses, net	3,386	(722)	3,069	(860)
Adjusted EBITDA (a)	$23,638	$6,501	$54,266	$21,023

(a)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.

(b)
Category represents transaction related costs, including affiliate acquisition costs, associated with the acquisitions; and non-recurring professional fees for legal, tax and accounting services incurred in connection with the IPO completed during the three months ended September 30, 2015.

(c)
Represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the three months ended September 30, 2015.

Appendix Table A-2: Reg. G: TerraForm Global, Inc. Reconciliation of Cash flows from operating activities to CAFD

Cash Available for Distribution
We believe cash available for distribution is useful to investors in evaluating our operating performance because securities analysts and other interested parties use such calculations as a measure of financial performance. In addition, cash available for distribution is used by our management team for internal planning purposes.
The following table presents a reconciliation of cash flows from operating activities to CAFD for the periods presented:

Three Months Ended September 30,
(In thousands)	2015
Adjustments to reconcile net cash provided by operating activities to cash available for distribution:
Net cash used in operating activities	$(29,523)
Changes in operating assets and liabilities	(27,199)
Withdrawals from restricted cash accounts paid from operating cash flows	16,654
Cash distributions to non-controlling interests	—
Scheduled project-level and other debt service and repayments	(1,841)
Non-expansionary capital expenditures	(224)
Acquisitions and formation related costs	14,829
Change in accrued interest (c)	25,198
General and administrative - affiliate	6,335
Economic ownership adjustment (b)	4,005
Unrealized loss on foreign currency exchange (d)	21,679
Other items	(5,794)
Estimated cash available for distribution by Global LLC (a)	$24,119

(a)
Adjusted EBITDA and cash available for distribution are non-GAAP measures. You should not consider these measures as alternatives to net income (loss), determined in accordance with GAAP, or net cash provided by operating activities, determined in accordance with GAAP.

(b)	Represents economic ownership of certain acquired operating assets which accrued to TerraForm Global prior to the acquisition close date.
(c) Item represents the non-cash allocation of SunEdison's corporate overhead. In conjunction with the closing of the IPO on August 5, 2015, we entered into the MSA with SunEdison, pursuant to which SunEdison provides or arranges for other service providers to provide management and administrative services to us. No cash consideration was paid to SunEdison for these services for the three months ended September 30, 2015.

(d) Items represent the reclass of settled FX gain/loss included in net income but shown in the investing section of the cash flow statement.